Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Elevance Health, Inc. for the registration of senior debt securities, subordinated debt securities, preferred stock, common stock, depositary shares, warrants, rights, stock purchase contracts and stock purchase units and to the incorporation by reference therein of our report dated February 15, 2023,except for Note 2 and Note 20, as to which the date is October 18, 2023, with respect to the consolidated financial statements and financial statement schedule of Elevance Health, Inc., and our report dated February 15, 2023, with respect to the effectiveness of internal control over financial reporting of Elevance Health, Inc., included in Elevance Health, Inc.’s Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 dated October 18, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
November 1, 2023